CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                            QUAD CITY HOLDINGS, INC.

Quad City Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended does hereby certify that:

     1.   The name of the Corporation is: Quad City Holdings, Inc.

     2. Article I of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

                         The name of the corporation is:

                               QCR Holdings, Inc.

     3. The amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of the 24th day of October, 2001.

                                             QUAD CITY HOLDINGS, INC.

                                             By: /s/ Douglas M. Hultquist
                                                 -------------------------------
                                                 Douglas M. Hultquist, President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                            QUAD CITY HOLDINGS, INC.

Quad City Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

     1.   The name of the Corporation is: Quad City Holdings, Inc.

     2. The first sentence of Article IV of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:


                                   ARTICLE IV

                                AUTHORIZED STOCK

          The total number of shares of capital stock which the corporation shall have authority to issue is 5,000,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated as of the 21st day of October, 1998


                                            QUAD CITY HOLDINGS, INC.

                                            By: /s/Douglas M. Hultquist
                                                --------------------------------
                                                Douglas M. Hultquist,  President

                           CERTIFICATE OF DESIGNATION
                                       of
                            SERIES A PREFERRED STOCK

                                       of

                            QUAD CITY HOLDINGS, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

QUAD CITY HOLDINGS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of
Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on August 21,1996, adopted the following resolution creating a series of 100 shares of Preferred Stock designated as "Series A Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, $1.00 par value per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

                            Series A Preferred Stock

     1. Designation and Amount. The board of directors (the "Board") of Quad City Holdings, Inc., a Delaware corporation (the "Company"), has designated 100 shares of the Company's authorized and unissued preferred stock as "Series A Preferred Stock," has authorized such shares for issuance at a price of $100,000 per share (the "Series A Preferred Stock") and has determined that no further shares of Series A Preferred Stock shall be issued.

     2. Dividends. The Series A Preferred Stock shall accrue no dividends nor carry any stated dividend rate.

     3. Redemption. (a) At any time after the first anniversary of the issuance of any shares of Series A Preferred Stock (the "Redemption Date"), such shares: (i) may be redeemed at any time at the option of the Company; or (ii) shall be redeemed if the Company sells for cash additional shares of its common stock, $1.00 par value per share ("Common Stock"), subject to receipt in either case of all required regulatory approvals. The proceeds of any such sales of additional shares of Common Stock shall be used to redeem all outstanding shares of Series A Preferred Stock on a first issued, first redeemed basis, and with respect to all Preferred Stock issued on the same date, on a pro rata basis. Notwithstanding anything contained herein to the contrary, the Company shall not be required to use the cash proceeds from the sale or issuance of any of its shares of Common Stock made solely to its employees or directors, whether or not such sales have been registered with the Securities and Exchange Commission on Form S-8, or in connection with the exercise of any options or warrants or through a dividend reinvestment plan or other form of ongoing stock purchase plan which may be offered to the Company's stockholders from time to time. Each issued and outstanding share of Series A Preferred Stock shall be redeemed at an aggregate per share price equal to the sum of: (x) $100,00; plus (y) $9,750 multiplied by a fraction the numerator of which is the total number of calendar days the share of Series A Preferred Stock has been issued and outstanding through the Redemption Date, and the denominator of which is 365 (the "Redemption Price").

          (b) Not less than 30 days nor more than 60 days prior to the Redemption Date, written notice (the "Redemption Notice") shall be mailed, first class postage prepaid, to the holders of the shares of the Series A Preferred Stock at their address last shown on the records of the Company. The Redemption Notice shall state: (i) the number of shares being redeemed; (ii) what the Redemption Date and Redemption Price are; and (iii) that each holder is to surrender to the Company in the manner and at the place designated, the certificates representing the shares of Series A Preferred Stock to be redeemed.

          (c) Before any holder of shares of Series A Preferred Stock shall be entitled to redeem any such shares for cash, it shall surrender the certificate or certificates therefor, duly endorsed, in the manner and at the specified in the Redemption Notice. Following delivery of the shares of Series A Preferred Stock to be redeemed, the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired.

          (d) Notwithstanding anything contained in this Section 3 to the contrary, the Company shall not be obligated to redeem for cash any shares of Series A Preferred Stock if such redemption would cause the Company to be in violation of any statute, rule, order, regulation or agreement to which the Company is a party, including, but not limited to, any statute, rule, order, regulation or agreement relating to minimum capital requirements. The Company shall use its best efforts promptly to remedy any such violation if the same has the effect of preventing the redemption of any shares of Series A Preferred Stock, and shall promptly complete the redemption of shares after such violation has been cured.

     4. Voting Rights. (a) The holders of each share of Series A Preferred Stock shall not be entitled to vote, except: (i) as required by law; and (ii) to approve the authorization or issuance of any shares of any class or series of stock which ranks senior or on a parity with, the Series A Preferred Stock in respect of dividends and distributions upon the dissolution, liquidation or winding up of the Company.

          (b) Notwithstanding anything contained herein to the contrary the holders of Series A Preferred Stock shall vote as a separate class when required by law and to approve the matters set forth in Section 4(a)(ii). In such circumstances, the affirmative vote of the holders of a majority (or such greater percentage as may be required by law or the Company's certificate of incorporation or bylaws) of the voting rights provided in this Section for the Series A Preferred Stock, voting separately as a class, shall be necessary to approve such proposed action by the holders of Series A Preferred Stock.

     5. Liquidation. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, each holder of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders, the amount equal to the Redemption Price multiplied by the number of shares of Series A Preferred Stock owned by such holder. In the event the assets of the Company available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this paragraph, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of Series A Preferred Stock. After the payment to the holders of the shares of Series A Preferred Stock of the full amounts provided for in this paragraph, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ______ day of __________, 1996.

ATTEST                                               QUAD CITY HOLDINGS, INC.

By: /s/ Douglas M. Hultquist                         By: /s/ Michael A. Bauer
    -------------------------                            -----------------------
    Douglas M. Hultquist                                 Michael A. Bauer
    President                                            Chairman of the Board

STATE OF IOWA         )
                      )   SS:
COUNTY OF SCOTT       )

BE IT REMEMBERED that, on ____________, 1996, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came each of Michael A. Bauer and Douglas M. Hultquist, the Chairman and President of Quad City Holdings, Inc., respectively, who duly signed the foregoing instrument before me and acknowledged that such signing is his respective act and deed, that such instrument as executed is the act and deed of said corporation and that the facts stated therein are true.

GIVEN under my hand on __________, 1996.

                                                     ---------------------------
                                                     Notary Public

                            CERTIFICATE OF CORRECTION
                                       of
                          CERTIFICATE OF INCORPORATION

                                       of

                            QUAD CITY HOLDINGS, INC.

Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     1. The name of the corporation (hereinafter called the "Corporation") is Quad City Holdings, Inc.

     2. The Certificate of Incorporation of the Corporation, which was filed by the Secretary of Delaware on February 4, 1993, is hereby corrected.

     3. The inaccuracy to be corrected in said instrument is as follows: the Certificate of Incorporation contains a typographical error in Article XV.

     4. Article XV of the Certificate of Incorporation is corrected to read as follows:

          Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders, unless such action is authorized by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this ______ day of July, 1993.

                                                   QUAD CITY HOLDINGS, INC.

                                                   By:  /s/ Douglas M. Hultquist
                                                        ------------------------
                                                        Douglas M. Hultquist
                                                        President

ATTEST:

/s/ Richard R. Horst
------------------------
Richard R. Horst
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF

                            QUAD CITY HOLDINGS, INC.

            Adopted in accordance with the provisions of Section 242
             of the General Corporation Law of the State of Delaware
            --------------------------------------------------------


We, Douglas M. Hultquist and Richard R. Horst, President and Secretary, respectively, of Quad City Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY THAT:

     1. The Certificate of Incorporation of said corporation has been amended as follows:


          Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   ARTICLE IV

                                AUTHORIZED STOCK

The total number of shares of capital stock which the corporation shall have authority to issue is 2,500,000 shares of Common Stock, par value $1.00 per share, and 250,000 shares of Preferred Stock, par value $1.00 per share.

The Board of Directors is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issue of one or more series of Preferred Stock, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors.

     2. The foregoing amendment has been duly adopted in accordance with provisions of the General Corporation Law of the State of Delaware by the majority vote of all of the stockholders entitled to vote in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Douglas M. Hultquist, its President, and attested by Richard R. Horst, its Secretary, as of this ______ day of July, 1993.

                                                   QUAD CITY HOLDINGS, INC.

                                                   By:  /s/ Douglas M. Hultquist
                                                        ------------------------
                                                        Douglas M. Hultquist
                                                        President

ATTEST:

/s/ Richard R. Horst
-----------------------
Richard R. Horst
Secretary

                          CERTIFICATE OF INCORPORATION
                                       OF
                            QUAD CITY HOLDINGS, INC.

                                    ARTICLE I

                                      NAME

                         The name of the corporation is:

                            Quad City Holdings, Inc.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

The address of the corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, 19901, County of Kent. The name of the corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III

                                     PURPOSE

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time, or any successor thereto.

                                   ARTICLE IV

                                AUTHORIZED STOCK

The total number of shares of stock which the corporation shall have authority to issue is 1,500,000 shares of Common Stock, par value of $1.00 per share.

                                    ARTICLE V

                                  INCORPORATORS

The name and mailing address of the sole incorporator is as follows:

         Name                     Mailing Address
--------------------------------------------------------------------------------

 John S. Gosma, Esq.              c\o Noyes, O'Brien, Gosma & Brooke
                                  400 North Main Street, Suite 16
                                  Davenport, Iowa 52801


                                   ARTICLE VI

                                     BYLAWS

The bylaws of the corporation may be amended, altered or repealed by the stockholders of the corporation, provided, however, that such amendment, alteration or repeal is approved by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation then entitled to vote generally in the election of directors. The bylaws may also be amended, altered or repealed by the board of directors in the manner provided in the bylaws.

                                   ARTICLE VII

                                 WRITTEN BALLOTS

Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

                                  ARTICLE VIII

                                   AMENDMENTS

The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to any other requirement for amendments, no amendment to this certificate of incorporation shall amend, alter, change or repeal any of the provisions of Article VI,
Article XII,  Article  XIII,  Article XIV,  Article XV or this  sentence of this
Article VIII unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Notwithstanding anything contained herein to the contrary, the provisions of the immediately preceding sentence shall not apply to any amendment, alteration, change or repeal which has been approved by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation.

                                   ARTICLE IX

                                 INDEMNIFICATION

Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware, as the same now exists or may be hereafter amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the rights of any individual referred to in this Article IX for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

                                    ARTICLE X

                         PERSONAL LIABILITY OF DIRECTORS

To the fullest extent permitted by the General Corporation Law of Delaware, as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this
Article X shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

                                   ARTICLE XI

                        CERTAIN ARRANGEMENTS BETWEEN THE

                          CORPORATION AND ITS CREDITORS

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE XII

                               BOARD OF DIRECTORS

The number of directors constituting the entire board of directors shall not be less than three nor more than nine as fixed from time to time by resolution of not less than 80% of the number of directors which immediately prior to such proposed change had been fixed, in the manner prescribed herein, by the board of directors of the corporation, provided, however, that the number of directors shall not be reduced as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire board of directors shall be five until otherwise fixed as described immediately above. Directors need not be stockholders of the corporation.

The directors of the corporation shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the entire board of directors permits with the term of office of one class expiring each year. At the annual meeting of stockholders in 1993, directors of Class I shall be elected to hold office for a term expiring at the 1994 annual meeting, directors of Class II shall be elected to hold office for a term expiring at the 1995 annual meeting and directors of Class III shall be elected to hold office for a term expiring at the 1996 annual meeting. Any vacancies in the board of directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the board of directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible. At each annual meeting of stockholders after the meeting held in 1993, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provisions of this certificate of incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this certificate of incorporation or the bylaws of the corporation), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of not less than 75% of the outstanding shares of stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of stockholders or at a meeting of the stockholders called for that purpose.

                                  ARTICLE XIII

                         ADDITIONAL VOTING REQUIREMENTS

A.   Except as otherwise  expressly provided in paragraph C of this Article XIII
     and   notwithstanding   any  other   provision  of  this   certificate   of
     incorporation:

     (a) any merger or consolidation of the corporation or of any Subsidiary with or into any other corporation;

     (b) any sale, lease, exchange or other disposition by the corporation or any Subsidiary of assets constituting all or substantially all of the assets of the corporation and its Subsidiaries taken as a whole to or with any other corporation, person or other entity in a single transaction or a series of related transactions;

     (c) any issuance or transfer by the corporation or any Subsidiary, of any voting securities of the corporation (except for voting securities issued pursuant to a stock option, purchase, bonus or other plan for natural persons who are directors, employees, consultants and/or agents of the corporation or any Subsidiary) to any other corporation, person or other entity in exchange for cash, assets or securities or a combination thereof; and

     (d)  the voluntary dissolution of the corporation;

          shall require the affirmative vote of the holders of shares having at least 75% of the voting power of all outstanding stock of the corporation entitled to vote thereon. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required, or that some lesser percentage may be specified by law or otherwise in this certificate of incorporation or by the bylaws of the corporation.

B. For purposes of this Article XIII, the term "Subsidiary" means any entity in which the corporation beneficially owns, directly or indirectly, more than 75% of the outstanding voting stock. The phrase "voting security" as used in paragraph A of this Article XIII shall mean any security which is (or upon the happening of any event, would be) entitled to vote for the election of directors, and any security convertible, with or without consideration into such security or carrying any warrant or right to subscribe to or purchase such a security.

C. The provisions of this Article XIII shall not apply to any transaction described in clause (a), (b), (c) or (d) of paragraph A of this Article
     XIII: (i) approved at any time prior to its consummation by resolution adopted by not less than 80% of the number of directors as may be fixed from time to time, in the manner prescribed herein, by the board of directors of the corporation; or (ii) with any corporation of which a majority of the outstanding shares of all classes of stock is owned of record or beneficially by the corporation; or (iii) which is a merger with another corporation without action by the stockholders of the corporation to the extent and in the manner permitted from time to time by the law of the State of Delaware.

D. The interpretation, construction and application of any provision or provisions of this Article XIII and the determination of any facts in connection with the application of this Article XIII, shall be made by a majority of all of the directors of the corporation. Any such interpretation, construction, application or determination, when made in good faith, shall be conclusive and binding for all purposes of this
     Article XIII.

                                   ARTICLE XIV

               BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of Section 203 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended or as such Section 203 may hereafter be renumbered or recodified, will be deemed to apply to the corporation, and the corporation shall be subject to all of the restrictions set forth in such Section 203.

                                   ARTICLE XV

                              STOCKHOLDERS' ACTION

Any action required or permitted to be taken by the holders of capital stock of the corporation must be effected at a duly called annual or special meeting of the holders of capital stock of the corporation and may not be effected by any consent in writing by such holders.

Dated:  ______________________, 1993.


                                                  /s/ John S. Gosma
                                                  ------------------------------
                                                  John S. Gosma, Esq.
                                                  Being the sole incorporator
                                                  of the corporation.